UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2009
COEUR D’ALENE MINES CORPORATION

(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Front Avenue, Coeur d’Alene, Idaho (Address of Principal Executive Office)	83814 (Zip Code)
Registrant’s telephone number, including area code: (208) 667-3511
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Director. On March 17, 2009, Alex Vitale resigned as a member of the Board of Directors of Coeur d’Alene Mines Corporation (the “Company”), which resignation became effective immediately.
(d) Appointment of New Director. On March 17, 2009, L. Michael Bogert was appointed to fill the vacancy on the Board of Directors of the Company created by the above-reported resignation of Mr. Vitale. Pursuant to the Company’s 2005 Non-Employee Directors’ Equity Incentive Plan, Mr. Bogert will receive a portion of his annual Director compensation in Coeur common shares in an amount equal to $20,000, with such shares to be issued at the greater of par value or the current market price as of the date of grant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D’ALENE MINES CORPORATION (Registrant)
Dated: March 20, 2009	By:	/s/ Mitchell J. Krebs
Mitchell J. Krebs
Senior Vice President and Chief Financial Officer